UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On December 28, 2017, RW Holdings NNN REIT, Inc. (the “Company”) announced that it anticipates that the board of directors of the Company (the “Board”) will announce its determination of the Company’s estimated per share net asset value (“NAV”) on or about January 19, 2018 (the “Price Announcement Date”). The estimated per share NAV will be determined by the Board using its Net Asset Value Calculation and Valuation Procedures, as updated by the Board effective December 28, 2017 and disclosed under Section B of Supplement No. 7 to the Company’s Prospectus forming a part of the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 28, 2017 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. The Board has also determined that it will be appropriate to change the offering price per share for any purchases of the Company’s shares on or after the Price Announcement Date. The Company will continue to offer shares of its common stock in its primary offering at the current price of $10.00 per share through the close of business on the business day immediately prior to the Price Announcement Date (which the Company anticipates will be on or about January 18, 2018). All subscriptions received in good order and fully funded by such date will continue to reflect a price of $10.00 per share. Effective on January 24, 2018, the Company will begin offering shares of its common stock at the revised primary offering price, which will reflect the estimated per share NAV determined by the Board and may be different from the current $10.00 per share primary offering price. In addition, all issuances of shares of the Company’s common stock pursuant to the Company’s distribution reinvestment plan on or after the Price Announcement Date will reflect a price equal to the estimated per share NAV, which may be different from the current $10.00 share distribution reinvestment plan offering price.

Beginning with repurchase requests made on or after January 1, 2018, all shares of Class C common stock requested for repurchase under our share repurchase program will be repurchased by us at a price determined based on our estimated per share NAV, subject to adjustment based on the time period a stockholder has held each share, as described under “Description of Shares--Share Repurchase Program” included in the prospectus that forms a part of our Registration Statement on Form S-11 filed with the Securities and Exchange Commission with respect to the offering of our Class C common stock. All requests for the repurchase of shares of our Class C common stock that were submitted prior to December 27, 2017 will be repurchased by us on or prior to January 4, 2018 at a price based on our current offering price of $10.00 per share, subject to adjustment based on the time period a stockholder has held each share. Shares of our Class S common stock submitted for repurchase will continue to be eligible for repurchase in accordance with the share repurchase program for such Class S common stock based on the then-current estimated per share NAV and provided such shares have been held for at least one year.

Also, because of the anticipated change to the Company’s initial public offering price per share, the Company announced that dividends that would usually be paid on January 10, 2018 will be paid on January 25, 2018. On a going forward basis, dividends will continue to be paid on the 25th of the month. Since the distributions are declared and paid based on daily record date per share per day, the delay in the dividend payments date will have no impact on the amount of distribution that a stockholder of the Company receives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)
By:	/s/ John H. Davis
	Name:	John H. Davis
	Title:	Chief Financial Officer

Date: December 28, 2017